As filed with the Securities and Exchange Commission on December 27, 2017

Registration No. 333-50267	Registration No. 333-84099
Registration No. 333-44592	Registration No. 333-66356
Registration No. 333-98577	Registration No. 333-109854
Registration No. 333-119712	Registration No. 333-142078
Registration No. 333-150376	Registration No. 333-152396
Registration No. 333-175129	Registration No. 333-175130
Registration No. 333-194766

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-50267)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-84099)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-44592)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-66356)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-98577)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-109854)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-119712)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-142078)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-150376)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-152396)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-175129)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-175130)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-194766)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TALON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4654481 (I.R.S. Employer Identification No.)

21900 Burbank Boulevard, Suite 270 Woodland Hills, CA (Address of principal executive offices)	91367 (Zip Code)

____________________

Tag-It Pacific, Inc. 1997 Stock Plan
Tag-It Pacific, Inc. Amended and Restated 1997 Stock Plan
Talon International, Inc. 2007 Stock Plan
Talon International, Inc. 2008 Stock Incentive Plan
Amended and Restated Talon International, Inc. 2008 Stock Incentive Plan
Restricted Stock Unit Agreements

(Full title of the plans)

____________________

Larry Dyne

Chief Executive Officer

Talon International, Inc.

21900 Burbank Boulevard, Suite 270

Woodland Hills, California 91367

(Name and address of agent for service)

(818) 444-4100

(Telephone number, including area code, of agent for service)

____________________

Copy to:

John McIlvery, Esq.

Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403
(818) 444-4500

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Talon International, Inc. (the “Registrant”), formerly known as Tag-It Pacific, Inc., hereby amends the following Registration Statements on Form S-8 to withdraw from registration any and all securities of the Registrant registered thereunder which have not been sold pursuant to such Registration Statements:

1.	Registration Statement on Form S-8 (Registration No. 333-50267) filed on April 16, 1998.
2.	Registration Statement on Form S-8 (Registration No. 333-84099) filed on July 30, 1999.
3.	Registration Statement on Form S-8 (Registration No. 333-44592) filed on August 25, 2000.
4.	Registration Statement on Form S-8 (Registration No. 333-66356) filed on July 31, 2001.
5.	Registration Statement on Form S-8 (Registration No. 333-98577) filed on August 23, 2002.
6.	Registration Statement on Form S-8 (Registration No. 333-109854) filed on October 21, 2003.
7.	Registration Statement on Form S-8 (Registration No. 333-119712) filed on October 13, 2004.
8.	Registration Statement on Form S-8 (Registration No. 333-142078) filed on April 13, 2007.
9.	Registration Statement on Form S-8 (Registration No. 333-150376) filed on April 22, 2008.
10.	Registration Statement on Form S-8 (Registration No. 333-152396) filed on July 18, 2008.
11.	Registration Statement on Form S-8 (Registration No. 333-175129) filed on June 24, 2011.
12.	Registration Statement on Form S-8 (Registration No. 333-175130) filed on June 24, 2011.
13.	Registration Statement on Form S-8 (Registration No. 333194766) filed on March 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on December 27, 2017.

TALON INTERNATIONAL, INC.

By:	/s/ Larry Dyne
Larry Dyne
Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.